Rule 424(b)(2)
                                                 File No. 33-49669





 PRICING SUPPLEMENT NO. 8, DATED OCTOBER 6, 1995
 (To Prospectus dated June 25, 1993
 and Prospectus Supplement dated September 22, 1995)

 PENNSYLVANIA ELECTRIC COMPANY
 Secured Medium-Term Notes, Series D
 (A Series of First Mortgage Bonds)



 Trade Date:              October 5, 1995

 Principal Amount:        $30,000,000

 Original Issue Date:     October 13, 1995

 Maturity Date:           October 13, 2005

 Issue Price:             100%

 Interest Rate:           6.70%

 Additional Terms:   Redeemable,  at  par,  under certain  limited
                     circumstances, as described under
                     "Description  of  Secured Medium-Term  Notes,
                     Series D -- Redemption and Repurchase"  in the
                     Prospectus  Supplement  dated  September  22,
                     1995.

 Agents' Discounts
  or Commissions:         .625%

 Net Proceeds to Company: 99.375%
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